UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2010, the stockholders of Owens Corning (the “Company”) approved the Owens Corning 2010 Stock Plan (the “2010 Stock Plan”). The 2010 Stock Plan replaces the Owens Corning 2006 Stock Plan, as amended and restated (the “2006 Stock Plan”).

The following is a summary of the essential terms of the 2010 Stock Plan, and is qualified in its entirety by reference to the full text of the 2010 Stock Plan attached to this Form 8-K as Exhibit 10.1.

Types of Awards

The 2010 Stock Plan permits the granting of the same types of awards as under the 2006 Stock Plan:

• Stock options	• Restricted stock and stock units

• Stock appreciation rights	• Other stock-based awards

• Performance share awards	• Dividend equivalents

Eligible Participants

The 2010 Stock Plan will be administered by the Compensation Committee of the Board of Directors, which consists entirely of independent directors. The Compensation Committee has the authority to identify those employees and non-employee directors to whom awards will be granted and the type and amount of each award. Although the 2010 Stock Plan allows the Compensation Committee to make awards to any employee of the Company and its subsidiaries, it is anticipated that there will generally be awards to approximately 350 management employees and non-employee directors annually.

Maximum Number of Shares Authorized Under the 2010 Stock Plan

The number of shares of common stock which may be granted under the 2010 Stock Plan is 2,000,000 plus the number of shares that were available but not granted, or which were granted but were not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, under the 2006 Stock Plan, all of which shall be available for any type of awards under the 2010 Stock Plan including full-value awards. No more than 1,000,000 shares of common stock may be granted to any individual in any given year under the 2010 Stock Plan. These amounts are subject to adjustment for stock splits, stock dividends and other changes in the Company’s capital structure. The Company may use authorized and unissued shares or treasury shares in connection with grants under the 2010 Stock Plan. Shares underlying the unexercised or undistributed portion of any terminated, expired or forfeited award are available for further awards under the 2010 Stock Plan. Shares withheld or delivered for tax withholding or as the exercise price of a stock option are not available for future awards. In addition, certain awards may be payable in cash.

No awards may be made under the 2010 Stock Plan after the tenth anniversary of the effective date of the 2010 Stock Plan in 2020.

Stock Options and Stock Appreciation Rights

Stock options granted under the 2010 Stock Plan may vest on the basis of the satisfaction of performance conditions established by the Compensation Committee or on the basis of the passage of time and continued employment. Options will have a ten-year term. All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, and option re-pricing is expressly prohibited.

The 2010 Stock Plan permits the grant of either incentive stock options or options not qualifying as incentive stock options under the Internal Revenue Code. For purposes of grants of incentive stock options under the 2010 Stock Plan, the maximum number of shares available for such grants shall be no more than 2,000,000 shares.

Repricing or changing the terms of an option to lower its option price or taking any other action which has the economic effect of repricing options is not permitted under the terms of the 2010 Stock Plan.

The 2010 Stock Plan authorizes grants of stock appreciation rights either alone or in conjunction with a stock option. Stock appreciation rights entitle recipients to receive payments in cash, shares or a combination, of an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. To the extent an option is exercised, any stock appreciation right granted in respect of such option is canceled. To the extent a stock appreciation right is exercised, its related option is canceled.

Performance Awards

The Compensation Committee may grant performance stock awards under the 2010 Stock Plan. Performance stock awards under the 2010 Stock Plan may be made in the form of performance share units (“PSUs”) which can be settled either in cash or shares of our common stock at the end of a performance period. The amount of PSUs received by a participant at, above or below their target grant is determined by whether the performance goals set by the Committee are met, exceeded or missed, respectively.

Performance criteria may be selected by the Compensation Committee from among a number of performance measures as set forth in the 2010 Stock Plan. Such performance measures may be applicable to the Company or any subsidiary or business unit and the Committee may select from a number of performance measures as set forth under the stockholder approved plan document.

The Compensation Committee must select a minimum performance goal below which no payment will be made and a maximum performance goal above which no increased payment will be made. The Compensation Committee may adjust the performance goals to take into account changes in law and accounting and tax rules and to make adjustments that it decides are necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances. The Compensation Committee also designates the period over which the performance criteria are measured.

Performance awards may be subject to being partially or fully forfeited if the participant terminates employment prior to the end of the performance period as determined by the Compensation Committee.

Performance awards are payable in cash or shares of common stock, or a combination of cash and shares, at the end of the performance period, as determined by the Compensation Committee.

Restricted Stock or Restricted Stock Units

The Compensation Committee may award shares of common stock that are subject to restrictions and conditions as determined by the Compensation Committee. Restricted stock awards may vest on the basis of the satisfaction of performance goals established by the Committee or on the basis of the passage of time and continued employment. Recipients of restricted stock receive dividends on, and may vote the shares subject to a grant. Shares of restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions.

The Compensation Committee may also award restricted stock units with conditions and restrictions determined by the Compensation Committee. Restricted stock units convert into shares of our common stock if the recipient is still employed on the date that specified restrictions lapse. Restricted stock units may vest on the basis of the satisfaction of performance conditions established by the Committee or on the basis of the passage of time and continued employment. Recipients of restricted stock units may not vote the units in stockholder votes, but they do receive payments equal to the amount of dividends that would be paid on an equivalent number of shares of common stock.

Full value awards such as restricted stock or restricted stock units are subject to the limitation that such awards shall not provide for vesting which is any more rapid than annual pro rata vesting over a 3 year period and any such awards which vest upon the attainment of performance goals shall provide for a performance period of at least 12 months. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of any such awards in the event of the Participant’s death, disability, or retirement, or a change in control

Other Stock-Based Awards

The Compensation Committee may grant other awards under the 2010 Stock Plan pursuant to which shares of common stock are or may in the future be acquired, or awards denominated in stock units, including ones valued using measures other than market value.

Change in Control

In the event of a change in control of the Company, stock options and stock appreciation rights that are not exercisable will become immediately exercisable and the restriction period applicable to any outstanding restricted stock or restricted stock unit award will lapse and the performance period applicable to any outstanding performance share shall lapse.

Performance awards, restricted stock awards, and other stock-based awards will be fully vested, with performance goals deemed to have been achieved at the maximum level, at the date of change in control.

A change in control is defined in the 2010 Stock Plan as:

•

the acquisition by a person or group of beneficial ownership of more than 50% of the outstanding shares of common stock or combined voting power of securities entitled to vote in the election of directors;

•

a change in the composition of the Board over a two year period that results in a majority of current directors (or successor directors approved by our current directors) not being continuing directors;

•

a merger, consolidation or sale of substantially all the assets of the Company in a transaction in which our stockholders immediately prior to the transaction do not own at least 50% of the voting power of the surviving, resulting or transferee entity; or

•	the consummation of a plan of complete liquidation or dissolution of the Company.

The definition excludes purchases or sales of stock by or from the Company or one of our employee benefit plans or trusts.

Amendment and Termination

The Compensation Committee has the power to amend the 2010 Stock Plan. However, the Compensation Committee may not, without stockholder approval, amend the 2010 Stock Plan to:

•	increase the maximum number of shares authorized for issuance pursuant to the 2010 Stock Plan;

•	extend the term of the 2010 Stock Plan;

•	reduce the minimum purchase price of a share of common stock subject to an option; or

•	effect any change inconsistent with Section 422 of the Tax Code.

The Board may otherwise suspend or terminate the 2010 Stock Plan at any time. No such suspension or termination, however, shall affect the terms or conditions of any award granted prior to termination.

Other Terms

The 2010 Stock Plan provides that no award shall be transferable by a participant other than by will or the laws of descent and distribution.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s 2010 Annual Meeting of Stockholders held on April 22, 2010, the following actions were taken:

The following directors were elected to serve until the 2013 Annual Meeting of Stockholders:

Name	For	Withheld
Ralph F. Hake	114,129,009	2,492,544
F. Philip Handy	114,624,942	1,996,611
Michael H. Thaman	115,511,899	1,109,654

Proposal 2 to approve the Owens Corning 2010 Stock Plan was approved by stockholders with 106,542,978 shares voting in favor of the proposal, 8,493,051 shares voting against the proposal, 1,585,524 shares abstaining and no broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Owens Corning 2010 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: April 23, 2010	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Owens Corning 2010 Stock Plan.